Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A
2	Nidec (Zhejiang) Corporation	China
3	Nidec (Dalian) Limited	China
4	Nidec (DongGuan) Limited	China
5	Nidec (Shaoguan) Limited	China
6	Nidec Electronics GmbH	Germany
7	Nidec Korea Corporation	South Korea
8	Nidec Taiwan Corporation	Taiwan
9	Nidec (Shanghai) International Trading Co., Ltd.	China
10	Nidec (H.K.) Co., Ltd.	Hong Kong
11	Nidec (Shenzhen) Co., Ltd.	China
12	Nidec (Beijing) Co., Ltd.	China
13	Nidec (New Territories) Co., Ltd.	China
14	Nidec Vietnam Corporation	Vietnam
15	Nidec Automobile Motor (Zhejiang) Corporation	China
16	Nidec Philippines Corporation	Philippines
17	Nidec Precision Philippines Corporation	Philippines
18	Nidec Subic Philippines Corporation	Philippines
19	Nidec Singapore Pte. Ltd.	Singapore
20	P.T. Nidec Indonesia	Indonesia
21	Nidec India Private Limited	India
22	Nidec Electronics (Thailand) Co., Ltd.	Thailand
23	Nidec Precision (Thailand) Co., Ltd.	Thailand
24	SC WADO Co., Ltd.	Thailand
25	Nidec Precision (Malaysia) Sdn. Bhd.	Malaysia
26	Nidec Bearing (Thailand) Co., Ltd.	Thailand
27	Nidec Management Shanghai Corporation	China
28	Nidec Techno Motor Corporation	Japan
29	Nidec Seiko Corporation	Japan
30	Nidec Shibaura (Zhejiang) Co., Ltd.	China
31	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
32	Nidec Shibaura (H.K.) Limited	Hong Kong
33	Nidec Power Motor (Shanghai) International Trading Co., Ltd.	China
34	Nidec-Kyori Corporation	Japan
35	Nidec-Kyori (Shanghai) Machinery Corporation	China
36	Nidec-Kyori (Zhejiang) Machinery Corporation	China
37	Nidec Machinery Corporation	Japan

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
38	Nidec Machinery (Thailand) Co., Ltd.	Thailand
39	Nidec Machinery (Zhejiang) Corporation	China
40	Nidec Machinery (Shanghai) Co., Ltd.	China
41	Nidec Total Service Corporation	Japan
42	Nidec Total Service (Zhejiang) Corporation	China
43	Nidec-Shimpo Corporation	Japan
44	Nidec-Read Corporation	Japan
45	Nidec-Read Taiwan Corporation	Taiwan
46	Nidec-Read Korea Corporation	South Korea
47	LuzCom Inc.	Japan
48	Nidec-Read (Zhejiang) Corporation	China
49	Nidec-Read (Thailand) Co., Ltd.	Thailand
50	Nidec-Shimpo America Corporation	U.S.A
51	Shimpo Drives Incorporation	U.S.A
52	Nidec-Shimpo Philippines Corporation	Philippines
53	Nidec-Shimpo (Shanghai) International Trading Co., Ltd.	China
54	Nidec-Shimpo (Zhejiang) Corporation	China
55	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
56	Nidec-Shimpo Taiwan Corporation	Taiwan
57	Nidec-Shimpo India Sales & Trading Private Limited	India
58	Nidec-Shimpo do Brasil Importacao, Exportacoa e Comerico de Equipamentos Ltda.	Brazil
59	Nidec-Shimpo Korea Corporation	South Korea
60	Nidec Tosok Corporation	Japan
61	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
62	Nidec Tosok (Shanghai) Co., Ltd.	China
63	Nidec Tosok (Zhejiang) Corporation	China
64	Nidec Tosok Akiba (Vietnam) Co., Ltd.	Vietnam
65	Nidec Tosok Uogishi (Pinghu) Corporation	China
66	Nidec Copal Corporation	Japan
67	Nidec Copal Philippines Corporation	Philippines
68	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
69	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
70	Nidec Copal Precision Parts Corporation	Japan
71	Nidec Copal (Thailand) Co., Ltd.	Thailand
72	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
73	Nidec Copal (U.S.A) Corporation	U.S.A
74	Nidec Copal Hong Kong Co., Ltd.	Hong Kong
75	Nidec Copal (Zhejiang) Co., Ltd.	China
76	Copal Yamada Corporation	Japan
77	Copal Yamada (Vietnam) Co., Ltd.	Vietnam

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
78	Nidec Copal Precision (Vietnam) Corporation	Vietnam
79	Nidec Copal Electronics Corporation	Japan
80	Nidec Copal Electronics, Inc.	U.S.A
81	Nidec Copal Electronics GmbH	Germany
82	Globa Service Inc.	Japan
83	Globa Sales Co., Ltd.	Japan
84	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
85	Nidec Copal Electronics (Korea) Co., Ltd.	South Korea
86	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
87	Nidec Copal Electronics Singapore Pte. Ltd.	Singapore
88	Fujisoku Corporation	Japan
89	Hangzhou Keming Electronics., Ltd.	China
90	Nidec Copal Electronics (Taiwan) Co., Ltd.	Taiwan
91	Nidec Logistics Corporation	Japan
92	Nidec Logistics Consulting (Pinghu) Corporation	China
93	Nidec Logistics Singapore Pte. Ltd.	Singapore
94	Nidec Logistics (H.K.) Co., Limited	Hong Kong
95	Nidec Sankyo Corporation	Japan
96	Nidec Sankyo Service Engineering Corporation	Japan
97	Nidec Sankyo Shoji Corporation	Japan
98	Nidec Sankyo Music Box Corporation	Japan
99	Nidec Sankyo America Corporation	U.S.A
100	Nidec Sankyo Taiwan Corporation	Taiwan
101	Nidec Sankyo Singapore Pte. Ltd.	Singapore
102	Nidec Sankyo (Zhejiang) Corporation	China
103	Nidec Sankyo Vietnam Corporation	Vietnam
104	Nidec Sankyo Electronics (Shanghai) Corporation	China
105	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
106	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
107	Nidec Sankyo Electronics (Shenzhen) Corporation	China
108	Nidec Sankyo Europe GmbH	Germany
109	Nidec Sankyo Electronics (Dongguan) Corporation	China
110	Nidec Sankyo (Thailand) Co., Ltd.	Thailand
111	Nidec Nissin Corporation	Japan
112	Nidec Nissin Tohoku Corporation	Japan
113	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
114	Nidec Nissin (Dongguan) Corporation	China
115	P.T. Nidec Nissin Indonesia	Indonesia
116	Nidec Nissin (Dalian) Corporation	China
117	Nidec Nissin Vietnam Corporation	Vietnam

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
118	Nidec Motors & Actuators	France
119	Nidec Motors & Actuators (Germany) GmbH	Germany
120	NMA Property Verwaltungsgesellschaft mbH	Germany
121	Nidec Motors & Actuators (Poland) Sp.Z o.o.	Poland
122	Nidec Motors & Actuators (Spain) S.A.	Spain
123	Nidec Motors & Actuators (USA) Inc.	U.S.A
124	Nidec Motors & Actuators (Mexico) S. de R.L. de C.V.	Mexico
125	Nidec Component Technology Co., Ltd.	Singapore
126	Nidec BMS Pte. Ltd.	Singapore
127	Nidec Legend Pte. Ltd.	Singapore
128	PT. Nidec Component Technology Indonesia	Indonesia
129	PT Pacific Coatings Batam	Indonesia
130	Nidec Component Technology Bangpa-In Co., Ltd.	Thailand
131	Nidec Component Technology (Thailand) Co., Ltd.	Thailand
132	Nidec Component Technology (Suzhou) Co., Ltd.	China
133	Nidec BMS (Suzhou) Co., Ltd.	China
134	Taima Casting Sdn. Bhd.	Malaysia
135	Nidec Servo Corporation	Japan
136	Nidec Servo Hotaka Corporation	Japan
137	Japan Servo Motors Singapore Pte, Ltd	Singapore
138	PT. Japan Servo Batam	Indonesia
139	Nidec Servo (Hong Kong) Co., Limited	Hong Kong
140	Nidec Servo (Changzhou) Corporation	China
141	Nidec Servo Vietnam Corporation	Vietnam
142	Nidec Servo Europe B.V.	Netherlands
143	Nidec Servo (Shanghai) Co., Ltd.	China
144	Nidec Motor Holdings Corporation	Japan
145	Nidec Motor Corporation	U.S.A
146	Nidec Motor Canada Corporation	Canada
147	Compania de Motores Domesticos, S.A. de C.V.	Mexico
148	Rotores S.A. de C.V.	Mexico
149	Controles Electromecanicos de Mexico S.A. de C.V.	Mexico
150	Nidec Laminaciones de Acero, S.A. de C.V.	Mexico
151	Motores Reynosa, S.A. de C.V.	Mexico
152	Motores U.S. de Mexico S.A. de C.V.	Mexico
153	U.S.E.M. de Mexico, S.A. de C.V.	Mexico
154	Nidec SR Drives Manufacturing Ltd.	England
155	Nidec SR Drives Ltd.	England
156	Nidec Motor (Qingdao) Corporation	China
157	Nidec Motor Colombia SAS	Colombia

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
158	Emerson Venezuela C.A.	Venezuela
159	Nidec Motor Phililippines Corporation	Philippines
160	Nidec Sole Motor Corporation S.R.L.	Italy
161	Nidec Sole Motor Hungary K.F.T.	Hungary
162	Nidec Seimitsu Corporation	Japan
163	Nidec Seimitsu Motor Parts (Shenzhen) Co., Ltd.	China
164	Nidec Seimitsu Singapore Pte. Ltd.	Singapore
165	PT. Nidec Seimitsu Batam	Indonesia
166	Sanyo Motor Technology (Dongguan) Co., Ltd.	China
167	Nidec Seimitsu America Corporation	U.S.A
168	Nidec Seimitsu (Hong Kong) Co., Ltd.	Hong Kong
169	Sanyo Motor Technology (Shenzhen) Co., Ltd.	China